Exhibit (e)(2) Amendment to Distribution Agreement between the Registrant and FBR Investment Services, Inc.

Exhibit (e)(2)

AMENDMENT TO
DISTRIBUTION AGREEMENT
between
THE FBR FUNDS
and
FBR INVESTMENT SERVICES, INC.

Effective November 1, 2005, the following amendment is hereby made to the Distribution Agreement dated February 27, 2004 by and between The FBR Funds (the "Trust") and FBR Investment Services, Inc. (the "Distributor").

   Appendix A of the Agreement shall be amended to include the FBR Pegasus Fund.

APPENDIX A

FBR Large Cap Financial Fund*

FBR Small Cap Financial Fund*

FBR Small Cap Fund*

FBR Large Cap Technology Fund*

FBR Small Cap Technology Fund*

FBR Pegasus Fund*

FBR Gas Utility Index Fund

FBR Fund for Government Investors

FBR Virginia Tax-Free Portfolio *

FBR Maryland Tax-Free Portfolio*

_____________
* Designates Funds for which a 12b-1 Plan has been adopted (each a "12b-1 Fund")

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of November, 2005.

Witness:	The FBR Funds

/s/ Kimberly J. Ochterski	/s/ David H. Ellison
By: David H. Ellison, President

Witness:	FBR Investment Services, Inc.

/s/ Kimberly J. Ochterski	/s/ Soth Chin
By: Soth Chin, President